EXHIBIT 99.3

FOR IMMEDIATE RELEASE

e.DIGITAL CORPORATION RETAINS HANDAL & ASSOCIATES FOR LICENSE
ENFORCEMENT OF FLASH MEMORY PATENT PORTFOLIO

(SAN DIEGO, CA, – September 17, 2012) – e.Digital Corporation (OTCQB: EDIG), the owner of a portfolio of flash memory-related patents essential to consumer multimedia products, announced today that it has retained Handal & Associates as its intellectual property (IP) counsel for license enforcement of its Flash-R™ patent portfolio.

The Flash-R patent portfolio consists of U.S. patents 5,842,170; 5,839,108; 5,787,445; 5,742,737; and 5,491,774 and covers important aspects of flash and solid state recording technologies.

Handal & Associates is a boutique law Firm with a practice weighted towards intellectual property and commercial transactions featuring an impressive list of corporate clients. The firm has particular experience handling intellectual property issues – especially those matters related to electronic and electrical engineering technologies. It has handled copyright and patent infringement litigation, intellectual property licensing negotiations, created licensing programs, prosecuted patents in association with qualified patent practitioners, and handled trademark/Lanham Act disputes. In addition to its already weighty courtroom experience, Handal & Associates has specialized experience with administrative proceedings conducted before the United States International Trade Commission (ITC) under Section 337 of the Tariff Act of 1930. These ITC matters involve requests to exclude of infringing articles from importation into the United States.

“We welcome e.Digital to our family of clients. As a boutique law firm, we are very selective about our clients and do a significant amount of due diligence before we agree to representation,” said Anton Handal, founder of the firm. “We looked closely at the legal issues at stake and conducted a thorough review of e.Digital’s Flash-R portfolio. From our perspective, the portfolio is full of quality patents and relevant, actionable claims. We are confident in our ability to bring infringers in line,” Handal concluded.

e.Digital has a 24-year record of innovation and significant investment in a robust intellectual property asset base. e.Digital was the first company to locate a speaker and microphone in the ear without feedback, creating products and technology that ultimately led to the industry-leading Jabra line of hands-free communication products. It was the first to employ removable flash memory in a portable digital voice recorder and then manage the recordings with personal computers. e.Digital has designed and developed a range of products using its IP for OEMs and customers including, Hewlett-Packard/Disney, Bang & Olufsen, Gateway, Lanier Healthcare, Toshiba, Intel, Lucent and others. For more than 9 years, e.Digital’s IP has powered portable inflight entertainment (IFE) systems used by airlines throughout the world.

“As we transition to a new and expanded phase of IP enforcement we are very excited to be represented by such an experienced and capable legal team,” said e.Digital president and CEO, Fred Falk. “While we have been successful in obtaining significant licenses focusing on the ‘774 and ‘737 patents, we believe there are substantial licensing opportunities throughout the portfolio. Our strategy is to aggressively broaden enforcement activities focusing on all patents in the Flash-R portfolio that cover a wide range of products produced by many large prospective licensees. We look forward to working with Handal & Associates to continue to monetize our patent portfolio.”

About e.Digital Corporation: For more than 20 years, e.Digital's ideas and inventions have impacted the evolution of consumer products. Today, e.Digital innovations, including its Flash-R™ portfolio of flash memory-related patents, are essential to many portable consumer electronic products. The Company pioneered dedicated portable in-flight entertainment systems and more than 30 airlines have made e.Digital powered products their in-flight entertainment choice. For more information about e.Digital, please visit: www.edigital.com.

Safe Harbor statement under the Private Securities Litigation Reform of 1995: All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the Company operates. Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed with the Securities and Exchange Commission (“SEC”). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

CONTACT: e.Digital Corporation: Investor Relations, (858) 304-3016 ext. 205, ir@edigital.com